EXHIBIT 21


                      OLYMPIC CASCADE FINANCIAL CORPORATION


Subsidiaries of the Registrant

September 30, 2004


                                                                    Percentage
                                                                     of Voting
                                          State of                  Securities
Subsidiary Name                         Incorporation                 Owned
---------------                         -------------                 -----

National Securities Corporation           Washington                   100%

Robotic Ventures Group LLC                Delaware                     24.5%









                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK